IDS LIFE INSURANCE COMPANY
SCHEDULE I - CONSOLIDATED SUMMARY OF INVESTMENTS
OTHER THAN INVESTMENTS IN RELATED PARTIES ($ thousands)
AS OF DECEMBER 31, 1996

-------------------------------------------------------------------------------------------
Column A                                  Column B         Column C           Column D

Type of Investment                          Cost            Value         Amount at which
                                                                            shown in the
                                                                           balance sheet
-------------------------------------------------------------------------------------------
Fixed maturities:
    Held to maturity:
        United States Government and
          government agencies and
          authorities (a)             $    2,085,280  $      2,060,778  $        2,085,280
        States, municipalities and
           political subdivisions              9,685            10,097               9,685
        All other corporate bonds          8,141,414         8,450,775           8,141,414
                                        -------------   ---------------   -----------------
              Total held to maturity      10,236,379        10,521,650          10,236,379

    Available for sale:
        United States Government and
          government agencies and
          authorities (b)                  6,925,876         6,960,002           6,960,002
        States, municipalities and
           political subdivisions             11,032            12,368              12,368
        All other corporate bonds          4,071,714         4,174,475           4,174,475
                                        -------------   ---------------   -----------------
              Total available for sale    11,008,622        11,146,845          11,146,845

Mortgage loans on real estate              3,493,364         XXXXXXXXX           3,493,364
Policy loans                                 459,902         XXXXXXXXX             459,902
Other investments                            251,465         XXXXXXXXX             251,465
                                        -------------                     -----------------

              Total investments       $   25,449,732  $      XXXXXXXXX  $       25,587,955
                                        =============                     =================

(a) - Includes mortgage-backed securities with a cost and market value of $2,041,278 and $2,017,119, respectively.
(b) - Includes mortgage-backed securities with a cost and market value of $6,847,932 and $6,879,547, respectively.

IDS LIFE INSURANCE COMPANY
SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION ($ thousands)
FOR THE YEAR ENDED DECEMBER 31, 1996

    Column A     Column B      Column C  Column D    Column E    Column F   Column G    Column H    Column I      Column J  Column K

    Segment      Deferred      Future    Unearned  Other policy  Premium      Net       Benefits,  Amortization    Other    Premiums
                  policy       policy    premiums   claims and  revenue    investment   claims,     of deferred  operating  written
                 acquisition  benefits,              benefits                income    losses and    policy       expenses
                   cost        losses,                payable                          settlement   acquisition
                              claims and                                                 expenses     costs
                                loss
                               expenses
------------------------------------------------------------------------------------------------------------------------------------

Annuities     $  1,398,025  $ 21,838,008 $       -  $    50,137  $        -  $1,702,364  $    2,724  $   189,645  $ 180,942    N/A



Life, DI, and
Long-term
Care Insurance      932,780    3,811,034          -       33,497     182,921     262,998     187,486       88,960     80,526   N/A

------------------------------------------------------------------------------------------------------------------------------------

Total         $  2,330,805  $ 25,649,042 $       -  $    83,634  $  182,921  $1,965,362  $  190,210  $   278,605  $ 261,468    N/A

------------------------------------------------------------------------------------------------------------------------------------

IDS LIFE INSURANCE COMPANY
SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION ($ thousands)
FOR THE YEAR ENDED DECEMBER 31, 1995

    Column A      Column B     Column C    Column D    Column E    Column F   Column G    Column H    Column I    Column J  Column K

    Segment      Deferred     Future       Unearned  Other policy  Premium      Net       Benefits,  Amortization Other     Premiums
                  policy      policy       premiums   claims and  revenue    investment   claims,     of deferred operating  written
                 acquisition benefits,                benefits                income     losses and    policy     expenses
                   cost       losses,                 payable                            settlement   acquisition
                              claims and                                                  expenses     costs
                               loss
                               expenses
------------------------------------------------------------------------------------------------------------------------------------

Annuities      $ 1,227,169 $ 21,404,836 $       -  $     28,191  $       -  $1,651,067  $    2,693  $   189,626  $  166,191     N/A



Life, DI,
and Long-term
Care Insurance     798,556    3,613,253          -        28,132    161,530     256,242     164,749       90,495      45,451    N/A


------------------------------------------------------------------------------------------------------------------------------------

Total          $ 2,025,725 $ 25,018,089 $       -  $     56,323  $ 161,530  $1,907,309  $  167,442  $   280,121  $  211,642     N/A

------------------------------------------------------------------------------------------------------------------------------------

IDS LIFE INSURANCE COMPANY
SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION ($ thousands)
FOR THE YEAR ENDED DECEMBER 31, 1994

  Column A        Column B    Column C    Column D    Column E    Column F  Column G    Column H    Column I      Column J  Column K

   Segment       Deferred     Future      Unearned  Other policy  Premium     Net       Benefits,  Amortization   Other     Premiums
                  policy      policy      premiums   claims and  revenue   investment   claims,     of deferred  operating   written
                 acquisition benefits,              benefits                income     losses and    policy       expenses
                   cost       losses,                payable                           settlement   acquisition
                             claims and                                                 expenses     costs
                               loss
                              expenses
------------------------------------------------------------------------------------------------------------------------------------

Annuities      $ 1,150,585 $ 19,361,979 $       - $    23,888  $        - $1,534,826  $   (5,762) $   194,060  $  131,515      N/A



Life, DI, and
Long-term Care
Insurance         714,739    3,346,931          -      26,180     144,640    247,047     134,128       86,312      78,586      N/A


------------------------------------------------------------------------------------------------------------------------------------

Total          $ 1,865,324 $ 22,708,910 $       - $    50,068  $  144,640 $1,781,873  $  128,366  $   280,372  $  210,101      N/A

------------------------------------------------------------------------------------------------------------------------------------

IDS LIFE INSURANCE COMPANY
SCHEDULE IV - REINSURANCE ($ thousands)
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

---------------------------------------------------------------------------------------------------
        Column A              Column B       Column C        Column D      Column E    Column F

                             Gross amount  Ceded to other   Assumed from      Net     % of amount
                                            companies     other companies   Amount   assumed to net
---------------------------------------------------------------------------------------------------

For the year ended
  December 31, 1996

Life insurance in force    $  65,571,173  $   3,875,921  $     1,703,181  $63,398,433       2.69%
===================================================================================================

Premiums:
  Life insurance           $      54,111  $       3,253  $           545  $   51,403        1.06%
  DI & LTC insurance             164,561         33,043               --     131,518        0.00%
---------------------------------------------------------------------------------------------------
Total premiums             $     218,672  $      36,296  $           545  $  182,921        0.30%
===================================================================================================

For the year ended
  December 31, 1995

Life insurance in force    $  57,895,180  $   3,771,204  $     1,788,352  $55,912,328       3.20%
===================================================================================================

Premiums:
  Life insurance           $      53,089  $       2,648  $          (248) $   50,193       -0.49%
  DI & LTC insurance             137,016         25,679               --     111,337        0.00%
---------------------------------------------------------------------------------------------------
Total premiums             $     190,105  $      28,327  $          (248) $  161,530       -0.15%
===================================================================================================

For the year ended
  December 31, 1994

Life insurance in force    $  50,814,651  $   3,246,608  $     1,851,916  $49,419,959       3.75%
===================================================================================================

Premiums:
  Life insurance           $      51,219  $       3,354  $           319  $   48,184        0.66%
  DI & LTC insurance             114,049         17,593               --      96,456        0.00%
---------------------------------------------------------------------------------------------------
Total premiums             $     165,268  $      20,947  $           319  $  144,640        0.22%
===================================================================================================

IDS LIFE INSURANCE COMPANY
SCHEDULE V - VALUATION AND QUALIFYING ACCOUNTS ($ thousands)
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

------------------------------------------------------------------------------------------------------------
               Column A           Column B        Column C                       Column D      Column E

                                                  Additions
                                                -------------
                                 Balance at                       Charged to
              Description         Beginning      Charged to     Other Accounts- Deductions-  Balance at End
                                  of Period   Costs & Expenses     Describe      Describe *    of Period
------------------------------------------------------------------------------------------------------------

For the year ended
  December 31, 1996
------------------------------
Reserve for Mortgage Loans           $37,340               $155              $0           $0        $37,495
Reserve for Other Investments         $4,713              ($750)             $0           $0         $3,963

For the year ended
  December 31, 1995
------------------------------
Reserve for Mortgage Loans           $35,252             $1,088              $0      ($1,000)       $37,340
Reserve for Other Investments         $7,515            ($2,802)             $0           $0         $4,713

For the year ended
  December 31, 1994
------------------------------
Reserve for Mortgage Loans           $35,020               $232              $0           $0        $35,252
Reserve for Fixed Maturities         $22,777           ($16,777)             $0       $6,000             $0
Reserve for Other Investments        $10,700            ($3,185)             $0           $0         $7,515

* 1995 amount represents a reserve on mortgage loans which were transferred from an affiliate.
  1994 amount represents a direct writedown of the related investments in fixed maturities.

Report of Independent Auditors

The Board of Directors
IDS Life Insurance Company

We have audited the consolidated financial statements of IDS Life Insurance Company as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, and have issued our report thereon dated February 7, 1997 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in Item 1(b)12 of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.



Ernst & Young LLP
Minneapolis, Minnesota
February 7, 1997